Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated April 02, 2018, included in Exactus, Inc. (formerly known as Spiral Energy Tech, Inc.), Annual Report on Form 10-K for the year ended December 31, 2017, and to all references to our Firm under the caption “Experts” appearing in the Registration Statement.

/s/ RBSM LLP

New York, New York
December 26, 2018